EXHIBIT 10.1

                              MANAGEMENT AGREEMENT

      THIS AGREEMENT is made to provide management services and is entered into as of 28th day of September, 2004 (the "Effective Date") by and between AMALGAMATED TECHNOLOGIES, INC., a Delaware corporation, having its principal office at 153 East 53rd St., 48th Floor, New York, NY 10022, hereinafter referred to as the "Company" and TRINAD MANAGEMENT, LLC, a Delaware Limited Liability Company, having its principal office at 153 East 53rd St., 48th Floor, New York, NY 10022, hereinafter referred to as the "Manager".

                                   WITNESSETH:

WHEREAS, the Company desires to utilize Manager's services on an ongoing basis for certain management services from the Effective Date and continuing until the expiration or termination of this Agreement pursuant to the terms contained herein.

NOW THEREFORE, in consideration of the foregoing and of the covenants herein, it is mutually agreed as follows:

      1. The Company hereby retains Manager and Manager agrees to provide the Company with management services (the "Management Services") under and subject to all of the terms, conditions and provision hereof.

      2. The Management Services shall consist of certain recordkeeping and management services, including, without limitation, the following:

            (a) the completion of and filing of all the necessary forms and applications with governmental or regulatory authorities;

            (b) the identification, negotiation and structuring and closing of a merger transaction with a suitable target company;

            (c)   investor relations services;

            (d) maintenance of books, accounts and records required by governmental or regulatory authorities; and

            (e) the provision of Manager employees and personnel necessary to effectuate the foregoing Management Services.

      3. The Manager shall provide such Management Services pursuant to the terms and conditions hereof. The Manager will provide the Management Services hereunder with the same care and diligence that it would exercise in the performance of such services for its own operations.

      4. As compensation for the Management Services provided pursuant to this Agreement, the Company agrees to pay the Manager a fee (the "Management Fee") of $30,000 per month, plus reimbursement of all expenses reasonably incurred by the Manager in connection with the provision of the Management Services. Upon the signing this Agreement the Company agrees to pay the Management Fee retroactive for Management Services commenced in April 2004. Thereafter the Management Fee shall be payable within fifteen (15) days of the end of each calendar month.

      5. It is expressly understood by all parties hereto that during the term hereof, the Manager will diligently devote such time and best efforts as is reasonably required in the performance of the Management Services and will perform the Management Services conscientiously, efficiently and to the best of its ability. Except as otherwise set forth herein or in other agreements with the Company, nothing contained in this Agreement shall preclude Manager from engaging in other business activities.

      6. Subject to Section 7 below, the term of this Agreement will commence on the Effective Date and will continue for a period of one (1) year (the "Term") and shall thereafter renew for successive one (1) year Terms without any action being taken by the parties; provided that either party may elect to not renew this Agreement by sending written notice to the other party no less than thirty (30) days prior to the renewal date.

      7.    (a) The parties hereto may terminate this Agreement at any time.

            (b) Either party may terminate this Agreement effective on 30 days written notice of termination to the other party hereto.

            (c) Upon the termination of this Agreement in accordance with the terms hereof, except as set forth in this Agreement, neither party hereto shall have any further obligation or liability to the other party hereunder. The following provision of this Agreement shall survive such termination or expiration of this Agreement, Sections 7(c), 9, 10, 11, 12, 13 and 17. Upon termination of this Agreement for any reason, the Manager shall deliver to the Company all records, contracts, agreements and other papers, documents or other materials which pertain to the Company's business and activities associated therewith.

      8. This Agreement may not be assigned by the Manager without the prior written approval of the Company.

      9. The Manager shall not have or claim at any time, by virtue of its performance hereunder, any right, title or interest in any trade name, trademark, copyright or other similar rights or in any property or other tangible or intangible assets of any type owned by the Company and shall not have or claim at any time any right, title or interest in any other material, matter or asset of any sort prepared for or used in connection with the Company's business or promotion.

      10. The Manager expressly agrees that all books and records relating in any manner whatsoever to the Company's business and all other files, books and records and other material owned by the Company or used by it in connection with the conduct of its business, whether prepared by Manager's personnel, contract employees or otherwise coming into Manager's possession (collectively, the "Proprietary Information"), shall be the exclusive property of the Company, regardless of who actually prepared the Proprietary Information. All such books and records and other materials shall be returned immediately to the Company upon termination of Manager's services. The Manager agrees that it shall not disclose, transfer, use, copy, or allow access to any such Proprietary Information to any employees or to any third parties, except for those who have a need to know such Proprietary Information in order to accomplish the requirements of this Agreement and who are bound by contractual obligations of confidentiality and limitation of use sufficient to give effect to this Section 10. In no event shall the Manager disclose any such Proprietary Information to any competitors of the Company.

      11. (a) The Company shall indemnify and hold harmless the Manager and its officers, directors, stockholders and employees against all third person claims, liabilities, losses, costs and expenses (including reasonable legal and accounting fees) whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) any acts or omissions of the Company and its employees or (ii) any breach of or failure to perform any obligation under this Agreement by the Company and/or its agents, employees and/or subcontractors (other than the Manager), except to the extent caused by the bad faith, gross negligence, willful misconduct or fraud of the Manager.

            (b) The Manager shall indemnify and hold harmless the Company and its officers, directors, partners and employees against all third person claims, liabilities, losses, costs and expenses (including reasonable legal and accounting fees) whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) any acts or omissions of the Manager and its employees or (ii) any breach of or failure to perform any obligation under this Agreement by the Manager and/or its agents, employees and/or subcontractors, except to the extent caused by the bad faith, gross negligence, willful misconduct or fraud of the Company.

      12. Any notice required or permitted to be given under this Agreement by one party hereto to the other shall be in writing and shall be deemed to have been given as of the second business day following the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed as follows:

                  To the Manager:    TRINAD MANAGEMENT, LLC
                                     153 East 53rd St., 48th Floor.
                                     New York, NY 10022
                                     Attention: Jay Wolf

                  To the Company:    AMALGAMATED TECHNOLOGIES, INC.
                                     153 East 53rd St., 48th Floor.
                                     New York, NY 10022
                                     Attention:  Robert Ellin

            or such other addresses as the respective parties may in writing to the other designate.

      13. If a proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

      14. The parties hereto agree that this Agreement constitutes the entire and exclusive agreement between them pertaining to the subject matter contained herein, and supersedes all prior or contemporaneous agreement oral or written, conditions, representation, warranties, proposals and understandings of the parties pertaining to such subject matter.

      15. The provisions of this Agreement inure to the benefit of and are binding on the successor and assigns of the Company and the successor and assigns of Manager.

      16. Should any paragraph or provision of this Agreement be held to be void, invalid or inoperative, it shall not affect any other paragraph or provision herein, and the remainder of this Agreement shall be effective as though such void, invalid or inoperative paragraph or provision had not been contained herein.

      17.   This Agreement shall be governed by the laws of the State of New
            York.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



TRINAD MANAGEMENT, LLC


By:___________________________
Name:
Title:


AMALGAMATED TECHNOLOGIES, INC.


________________________________
Name:
Title: